EXHIBIT 10.5


                                    MEDIVISOR
                       Accelerating Medical Communication

                                    AGREEMENT

This  agreement  is  entered  into  this  day of  September  20,  2006,  between
Medivisor,   Inc.  ("Md",  the  company),   Geopharma,   Inc.  ("Gp")  and  Cura
Pharmaceuticals Co. Inc. ("Cu").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SCOPE

Geopharma hereby grants to Medivisor the exclusive rights to distribute, promote, and sell the product Mucotrol through Cura Pharmaceuticals in the Caribbean Islands, and/or Puerto Rico, in its entirety for the period of two years. Medivosor shall also have the right to appoint any sub-distributor to distribute, market, and/or sell Mucotrol in the region of the Caribbean islands, and/or Puerto Rico.

The contract will terminate by itself if Medivisor is not able to generate a minum of $3,000,000.00 (USD 3 Million) in sales in the first year.

COMPENSATION

Medivisor shall receive a minimum of $8.25 per bottle from the current distributor, Cure Pharmaceutical.

GOVERNING LAW

This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Florida. Any and all disputes and controversies of every kind and nature between the parties hereto arising out of or relating to this Agreement relating to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be subject to an arbitration mutually agreeable to the parties or, in the absence of such mutual agreement, then subject to arbitration in accordance with the rules of the American Arbitration Association. It is the intent of the parties hereto and the purpose of this provision to make the submission to arbitration of any dispute or controversy arising there under an express condition precedent to any legal or equitable action or proceeding of any nature whatsoever.

ARBITRATION

Any and all disputes that arise under this Agreement shall be decided under the Rules of the American Arbitration Association, in the State of Florida.

NOTICE

All notices to be given under this Agreement shall be in writing, and may be given, served or made by depositing the same in the U.S. mail addressed to the party to be notified at the address set forth above, or the most recent address used by the party, post-paid and registered or certified with return receipt requested, or by recognized overnight delivery service, or by delivering the same in person to such party.

         IN WITNESS WHEREOF, the parties have executed this Agreement.


MEDIVISOR, INC.        CURA PHARMACEUTICALS CO. INC    GEOPHARMA, INC.

By: /s/ DINO LUZZI     By: /s/ FABIO LANZIERI          By: /s/ KOTIJA SEKHARAM
__________________     ______________________          _________________________
Dino Luzzi CEO         Fabio Lanzieri CEO              Kotija Sekharam PRESIDENT